(K)(11)

AMENDED AND RESTATED

INVESTMENT COMPANY INSTITUTE

FEE ALLOCATION AGREEMENT

THIS INVESTMENT COMPANY INSTITUTE FEE ALLOCATION AGREEMENT, effective March 24, 2004, is hereby amended and restated the 1st day of January, 2007 (the "Agreement"), by and among the ING Funds listed on Schedule A attached hereto (each a "Fund," collectively the "Funds") each acting on its own behalf, and on behalf of its series, and ING Investments, LLC and Directed Services, LLC (together, the "Managers").

WHEREAS, the Boards of Directors/Trustees of each Fund (the "Board") has previously authorized the Managers to obtain membership in the Investment Company Institute for the benefit of the Funds;

WHEREAS, the entire cost of membership in the Investment Company Institute (the "ICI Fees") was previously allocated to the Funds in accordance with the Funds' respective advisory agreements with the Managers;

WHEREAS, the Funds now desire to establish the criteria by which the ICI Fees shall be allocated among the Funds and the Managers.

NOW, THEREFORE, IT IS HEREBY AGREED by and among the Managers and the Funds as follows:

Section 1. Allocation of ICI Fees

The Managers will pay sixty percent (60%) of the ICI Fees attributable to Funds. The amount allocated to the Managers will be based upon the Funds' respective net assets under management.

Each Fund will pay a pro rata portion of the remaining forty percent (40%) of the ICI Fees attributable to the Funds based upon the percentage of each Fund's net assets under management.

Section 2. Payment of ICI Fees

The Managers and the Funds will pay their allocated, respective portion of the ICI Fees as specified in Section 1 above. The ICI Fees will be calculated by ING Funds Services, LLC and communicated to each Fund annually for payment.

Section 3. Additional Funds

(a)As additional Funds become members of the Investment Company Institute, each such Fund and its portfolios shall become subject to this Agreement immediately upon being added to the Schedule A.

(b)Each additional Fund that becomes subject to this Agreement in accordance with Section 3(a) above shall pay a portion of the ICI Fees as described in Sections 1 and 2 above based on the percentage of such Fund's net assets under management.

Section 4. Continuation and Termination

The Agreement shall become effective on the date first written above. It shall continue with respect to a Fund until such Fund is no longer a member of the Investment Company Institute provided that such Fund's portion of the ICI Fees have been paid for the period that the Fund utilized ICI's services.

The Agreement shall terminate for each and all Funds upon termination of membership in the Investment Company Institute provided that all ICI Fees have been paid for the period that the Funds utilized ICI's services.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the date and year first above written.

ING INVESTMENTS, LLC		DIRECTED SERVICES, LLC
	/s/ Robert S. Naka_	______/s/ Todd Modic____________
By:	Robert S. Naka	By: Todd Modic
	Executive Vice President	Vice President
ON BEHALF OF ALL FUNDS
SET FORTH ON SCHEDULE A
/s/ Robert S. Naka
By:	Robert S. Naka
Executive Vice President

2

SCHEDULE A

with respect to the

AMENDED AND RESTATED

ICI FEE ALLOCATION AGREEMENT

ING EQUITY TRUST

ING Disciplined LargeCap Fund

ING Financial Services Fund

ING Fundamental Research Fund

ING Index Plus LargeCap Equity Fund

ING LargeCap Growth Fund

ING LargeCap Value Fund

ING MidCap Opportunities Fund

ING MidCap Value Choice Fund

ING MidCap Value Fund

ING Opportunistic LargeCap Fund

ING Principal Protection Fund II

ING Principal Protection Fund III

ING Principal Protection Fund IV

ING Principal Protection Fund V

ING Principal Protection Fund VI

ING Principal Protection Fund VII

ING Principal Protection Fund VIII

ING Principal Protection Fund IX

ING Principal Protection Fund X

ING Principal Protection Fund XI

ING Principal Protection Fund XII

ING Real Estate Fund

ING SmallCap Opportunities Fund

ING SmallCap Value Choice Fund

ING SmallCap Value Fund

ING FUNDS TRUST

ING Classic Money Market Fund

ING GNMA Income Fund

ING High Yield Bond Fund

ING Institutional Prime Money Market Fund

ING Intermediate Bond Fund

ING National Tax-Exempt Bond Fund

ING GLOBAL ADVANTAGE AND PREMIUM OPPORTUNITY FUND

ING GLOBAL EQUITY DIVIDEND AND PREMIUM OPPORTUNITY FUND

ING INVESTMENT FUNDS, INC.

ING MagnaCap Fund

ING INVESTORS TRUST

ING AllianceBernstein Mid Cap Growth

Portfolio1

ING American Funds Growth Portfolio

ING American Funds Growth-Income Portfolio

ING American Funds International Portfolio

ING BlackRock Large Cap Value Portfolio1

ING BlackRock Large Cap Growth Portfolio1

ING Capital Guardian Small/Mid Cap Portfolio1

ING Capital Guardian U.S. Equities Portfolio1

ING Disciplined Small Cap Value Portfolio

ING EquitiesPlus Portfolio

ING Evergreen Health Sciences Portfolio1

ING Evergreen Omega Portfolio1

ING FMRSM Diversified Mid Cap Portfolio1

ING FMRSM Large Cap Growth Portfolio

ING FMRSM Mid Cap Growth Portfolio1

ING Franklin Income Portfolio

ING Global Real Estate Portfolio

ING Global Resources Portfolio1

ING Global Technology Portfolio1

1Under the terms of the Management Agreement between ING Investors Trust and Directed Services, LLC, the Fund is subject to a unified fee arrangement. Accordingly, the portion of ICI Fees allocated to the Fund under the Agreement will be borne directly by Directed Services, LLC as provided in the Management Agreement.

ING International Portfolio1

ING Janus Contrarian Portfolio1

ING JPMorgan Emerging Markets Equity

Portfolio1

ING JPMorgan Small Cap Equity Portfolio1

ING JPMorgan Value Opportunities Portfolio

ING Julius Baer Foreign Portfolio1

ING Legg Mason Partners All Cap Portfolio1

ING Legg Mason Value Portfolio1

ING Limited Maturity Bond Portfolio1

ING Liquid Assets Portfolio1

ING Lord Abbett Affiliated Portfolio1

ING Marsico Growth Portfolio1

ING Marsico International Opportunities

Portfolio

ING MFS Total Return Portfolio1

ING MFS Utilities Portfolio

ING Oppenheimer Main Street Portfolio®1

ING PIMCO Core Bond Portfolio1

ING PIMCO High Yield Portfolio1

ING Pioneer Fund Portfolio1

ING Pioneer Mid Cap Value Portfolio1

ING Stock Index Portfolio1

ING T. Rowe Price Capital Appreciation

Portfolio1

ING T. Rowe Price Equity Income Portfolio1

ING Templeton Global Growth Portfolio1

ING UBS U.S. Allocation Portfolio1

ING Van Kampen Equity Growth Portfolio1

ING Van Kampen Global Franchise Portfolio1

ING Van Kampen Growth and Income Portfolio1

ING Van Kampen Real Estate Portfolio1

ING VP Index Plus International Equity

Portfolio

ING Wells Fargo Mid Cap Disciplined Portfolio1

ING Wells Fargo Small Cap Disciplined

Portfolio

ING MAYFLOWER TRUST

ING International Value Fund

ING MUTUAL FUNDS

ING Emerging Countries Fund

ING Emerging Markets Fixed Income Fund

ING Foreign Fund

ING Global Bond Fund

ING Global Equity Dividend Fund

ING Global Natural Resources Fund

ING Global Real Estate Fund

ING Global Value Choice Fund

ING Greater China Fund

ING Index Plus International Equity Fund

ING International Fund

ING International Capital Appreciation Fund

ING International Real Estate Fund

ING International SmallCap Fund

ING International Value Choice Fund

ING Russia Fund

ING PARTNERS, INC.

ING American Century Large Company Value

Portfolio

ING American Century Select Portfolio

ING American Century Small-Mid Cap Value

Portfolio

ING Baron Asset Portfolio

ING Baron Small Cap Growth Portfolio

ING Columbia Small Cap Value II Portfolio

ING Davis Venture Value Portfolio

ING Fidelity® VIP Contrafund® Portfolio

ING Fidelity® VIP Equity-Income Portfolio

ING Fidelity® VIP Growth Portfolio

ING Fidelity® VIP Mid Cap Portfolio

ING Fundamental Research Portfolio

ING Goldman Sachs® Capital Growth Portfolio

ING Goldman Sachs® Structured Equity

Portfolio

ING JPMorgan International Portfolio

ING JPMorgan Mid Cap Value Portfolio

ING Legg Mason Partners Aggressive Growth

Portfolio

ING Legg Mason Partners Large Cap Growth

Portfolio

1Under the terms of the Management Agreement between ING Investors Trust and Directed Services, LLC, the Fund is subject to a unified fee arrangement. Accordingly, the portion of ICI Fees allocated to the Fund under the Agreement will be borne directly by Directed Services, LLC as provided in the Management Agreement.

ING Lord Abbett U.S. Government Securities Portfolio

ING Neuberger Berman Partners Portfolio ING Neuberger Berman Regency Portfolio ING OpCap Balanced Value Portfolio ING Oppenheimer Global Portfolio

ING Oppenheimer Strategic Income Portfolio ING PIMCO Total Return Portfolio

ING Pioneer High Yield Portfolio

ING T. Rowe Price Diversified Mid Cap Growth Portfolio

ING T. Rowe Price Growth Equity Portfolio ING Templeton Foreign Equity Portfolio ING Thornburg Value Portfolio

ING UBS U.S. Large Cap Equity Portfolio ING UBS U.S. Small Cap Growth Portfolio ING Van Kampen Comstock Portfolio

ING Van Kampen Equity and Income Portfolio

ING PRIME RATE TRUST

ING SENIOR INCOME FUND

ING VARIABLE INSURANCE TRUST

ING GET U.S. Core Portfolio - Series 1 ING GET U.S. Core Portfolio - Series 2 ING GET U.S. Core Portfolio - Series 3 ING GET U.S. Core Portfolio - Series 4 ING GET U.S. Core Portfolio - Series 5 ING GET U.S. Core Portfolio - Series 6 ING GET U.S. Core Portfolio - Series 7 ING GET U.S. Core Portfolio - Series 8 ING GET U.S. Core Portfolio - Series 9 ING GET U.S. Core Portfolio – Series 10 ING GET U.S. Core Portfolio – Series 11 ING GET U.S. Core Portfolio – Series 12 ING GET U.S. Core Portfolio – Series 13 ING GET U.S. Core Portfolio – Series 14 ING VP Global Equity Dividend Portfolio

ING VARIABLE PRODUCTS TRUST

ING VP Financial Services Portfolio

ING VP High Yield Bond Portfolio ING VP International Value Portfolio ING VP MidCap Opportunities Portfolio ING VP Real Estate Portfolio

ING VP SmallCap Opportunities Portfolio

ING VP NATURAL RESOURCES TRUST

ING GET FUND

ING GET Fund – Series Q

ING GET Fund – Series R

ING GET Fund – Series S

ING GET Fund – Series T

ING GET Fund – Series U

ING GET Fund – Series V

ING SERIES FUND, INC.

Brokerage Cash Reserves

ING 130/30 Fundamental Research Fund

ING Aeltus Money Market Fund

ING Balanced Fund

ING Growth and Income Fund

ING Global Science and Technology Fund

ING Growth Fund

ING Index Plus LargeCap Fund

ING Index Plus MidCap Fund

ING Index Plus SmallCap Fund

ING International Growth Fund

ING Small Company Fund

ING Strategic Allocation Conservative Fund

ING Strategic Allocation Growth Fund

ING Strategic Allocation Moderate Fund

ING STRATEGIC ALLOCATION PORTFOLIOS, INC.

ING VP Strategic Allocation Conservative

Portfolio

ING VP Strategic Allocation Growth Portfolio

ING VP Strategic Allocation Moderate Portfolio

1Under the terms of the Management Agreement between ING Investors Trust and Directed Services, LLC, the Fund is subject to a unified fee arrangement. Accordingly, the portion of ICI Fees allocated to the Fund under the Agreement will be borne directly by Directed Services, LLC as provided in the Management Agreement.

ING VARIABLE FUNDS	ING VP International Equity Portfolio
ING VP Growth and Income Portfolio	ING VP Small Company Portfolio
ING VP Value Opportunity Portfolio
ING VARIABLE PORTFOLIOS, INC.	ING VP BALANCED PORTFOLIO, INC.
ING VP Global Science and Technology	ING VP INTERMEDIATE BOND
Portfolio
PORTFOLIO
ING VP Growth Portfolio

ING VP Index Plus LargeCap Portfolio	ING VP MONEY MARKET PORTFOLIO
ING VP Index Plus MidCap Portfolio

ING VP Index Plus SmallCap Portfolio

1Under the terms of the Management Agreement between ING Investors Trust and Directed Services, LLC, the Fund is subject to a unified fee arrangement. Accordingly, the portion of ICI Fees allocated to the Fund under the Agreement will be borne directly by Directed Services, LLC as provided in the Management Agreement.

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